EXHIBIT 99.1
ASHFORD
Fourth Quarter 2022 Conference Call
February 23, 2023
11 a.m. CT

Introductory Comments – Jordan Jennings
Good day everyone and welcome to today’s conference call to review results for Ashford for the fourth quarter and full year 2022 and to update you on recent developments. On the call today will be: Deric Eubanks, Chief Financial Officer, and Eric Batis, Executive Vice President of Operations. The results as well as notice of the accessibility of this conference call on a listen-only basis over the Internet were distributed yesterday in a press release.
At this time, let me remind you that certain statements and assumptions in this conference call contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the federal securities regulations. Such forward-looking statements are subject to numerous assumptions, uncertainties and known or unknown risks, which could cause actual results to differ materially from those anticipated. These factors are more fully discussed in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements included in this conference call are only made as of the date of this call and the Company is not obligated to publicly update or revise them.
In addition, certain terms used in this call are non-GAAP financial measures, reconciliations of which are provided in the Company’s earnings release and accompanying tables or schedules, which have been filed on Form 8-K with the SEC on February 22, 2023, and may also be accessed through the Company’s website at www.ashfordinc.com. Each listener is encouraged to review those reconciliations provided in the earnings release together with all other information provided in the release. Also, unless otherwise stated, all reported results discussed in this call compare the fourth quarter and full year ended December 31, 2022 with the fourth quarter and full year ended December 31, 2021.
I will now turn the call over to Deric.
Introduction – Deric Eubanks
Good morning, and welcome to our call to discuss our financial results for the fourth quarter of 2022. I’ll start by giving you an overview of our operations, strategy, and financial results for the quarter, and then Eric will provide an update regarding our operating businesses. After that, we will open it up for Q&A.
The key themes we are going to highlight today are:
•First, the recovery in the lodging industry continues to gain momentum, and both of our advised REIT platforms are well-positioned.
•Second, we continue to see strong results in our third-party growth initiative for our operating businesses.
•Third, through our focus on growing assets under management, the pace of our capital raising efforts at Ashford Securities continues to accelerate. We recently completed the offering for Braemar’s non-traded preferred stock placing approximately $460 million.

As of December 31, 2022, our two publicly-traded REIT platforms, Ashford Trust and Braemar, had ownership interests in 116 hotels with approximately 26,000 rooms and had approximately $8.2 billion of gross assets as of December 31, 2022. While Braemar’s exposure to the resort segment has fueled its strong performance for several quarters now, in the last two quarters we’ve seen its urban hotels ramp up significantly. Braemar continues to report strong results compared to 2019 with RevPAR in the fourth quarter up 20% compared to the fourth quarter of 2019. Braemar has been active on the acquisition front and completed two acquisitions in 2022: The iconic 96-room Ritz-Carlton Reserve Dorado Beach in Puerto Rico and the 210-room Four Seasons Resort Scottsdale at Troon North. We anticipate that Braemar will continue to actively look to deploy capital into accretive hotel investment opportunities.

Ashford Trust has significantly deleveraged its balance sheet from a few years ago, and ended the quarter with over $500 million of net working capital. The offering for its non-traded preferred stock is effective, and we anticipate capital raising to accelerate with Braemar’s offering now completed.

Looking ahead, we believe both advised REIT platforms have ample liquidity, and we remain focused on their future strategic objectives.
Our strategy and structure are designed for growth. We have a powerful ecosystem of businesses that all benefit as we grow our assets under management. Our size and scale in the lodging industry also bring benefits to third-party owners and other capital providers as we are one of the largest owners and fee payers for the major hotel brands. We believe we have a superior strategy and structure that is unique within the hospitality space, and we are excited about the potential growth of our platform. Over the past few years, we have completed numerous bolt-on acquisitions for our operating businesses, and we continue to look for attractive opportunities to strategically and accretively grow our business.
I will now turn to our financial results for the quarter.
Net loss attributable to common stockholders for the fourth quarter was $(10.8) million and net loss attributable to common stockholders for the full year was $(32.8) million.
Adjusted EBITDA was $19.4 million for the fourth quarter and $75.7 million for full year. This full year result reflected a growth rate of 56% over 2021. Our strong growth in Adjusted EBITDA for the year was driven primarily by INSPIRE, Remington, and Premier.
Adjusted net income for the fourth quarter was $13.2 million, and Adjusted net income per diluted share was $1.65. Adjusted net income and adjusted net income per share for the full year 2022 were $53.6 million and $6.88, respectively, reflecting strong growth over the prior year.
I want to remind analysts and investors that in the fourth quarter of 2021, we recognized $5.5 million of Base Advisory Fees from Ashford Trust that had been deferred in previous quarters, so as you think about the year-over-year comparison, it’s important to keep that in mind. Total advisory fee revenue from Braemar in the fourth quarter increased 27% over the prior year quarter.
Our share count currently stands at 8.0 million fully diluted shares outstanding, which is comprised of 3.0 million common shares outstanding, 0.2 million common shares earmarked for issuance under our deferred compensation plan, 4.2 million common shares associated with our Series D convertible preferred stock, and the remaining 0.6 million shares are for acquisition related shares and restricted stock.
I will now turn the call over to Eric to discuss our operating businesses in more detail.

Products & Services – Eric Batis
Thank you, Deric.
We are excited to provide updates on our Products & Services businesses, which posted another excellent quarter to round out a record year. Several of our portfolio companies broke company records in 2022; INSPIRE and Remington reached all-time highs for revenue and EBITDA, RED Hospitality & Leisure set a company record for revenue, and Ashford Securities set a company record for capital raised within the year. We believe that our platform is poised to maintain the incredible momentum we established in 2022 and carry the success forward into 2023 and beyond.
As a reminder, our Products & Services division is a unique investment strategy in the hospitality industry, where we aim to accelerate growth and create shareholder value through the implementation of best operating practices, investment in infrastructure, and the execution of accretive acquisitions. We are also able to utilize our extensive relationships and refer these businesses to our advised REITs, ensuring their hotels receive exceptional service while optimizing financial performance.
The first business I’d like to discuss is INSPIRE, our leading single-source solution for meeting and event needs with an integrated suite of audio-visual services, including event, hospitality, and creative services.
INSPIRE generated $34.2 million of audio-visual revenue in the fourth quarter, a 57.3% increase over the prior year quarter, and $4.6 million of Adjusted EBITDA, representing a 13.5% Adjusted EBITDA margin. INSPIRE realized significant growth in its show and event services segment, generating $3.3 million of revenue in the fourth quarter, a 45.8% increase over the prior year quarter. INSPIRE also executed six new hospitality contracts during the fourth quarter which are expected to contribute $9.0 million of annual revenue.
INSPIRE’s record 2022 culminated with $121.3 million of audio-visual revenue and $19.6 million of Adjusted EBITDA for the year, representing a 16.1% Adjusted EBITDA margin compared to 9.0% in 2021. The company also signed 18 new contracts in its hospitality segment in 2022, representing $15.2 million of expected annual revenue. Internationally, INSPIRE drove significant growth in Mexico and the Dominican Republic, generating $29.0 million of revenue compared to $10.7 million in 2021. We are thrilled with INSPIRE’s record-setting 2022 and the efforts the company has made to capture market share.
Remington is a dynamic hotel management company, providing best-in-class management and expertise to hotels across the country. Remington generated fourth quarter hotel management fee revenue and Adjusted EBITDA of $13.1 million and $6.8 million, respectively. This reflects an impressive 52.1% margin. Hotel management fee revenue and Adjusted EBITDA grew 73.8% and 93.4%, respectively, over the prior year quarter.
Remington continues to focus on growing its third-party business and was awarded hotel management contracts for five hotels in the fourth quarter, totaling $1.6 million of expected first full year base fees. At the end of the fourth quarter, Remington managed 118 properties that were open and operating – 45 under third-party management agreements and 73 for Ashford Trust and Braemar – located in 27 states and Washington, D.C. across 23 brands, including 19 independent and boutique properties.
The next business I’d like to discuss is Premier, which provides comprehensive and cost-effective design, development, architecture, procurement, and project management services. Premier generated $6.6 million of fee revenue in the fourth quarter, representing 68.0% growth over the prior year quarter. Premier also generated $2.7 million of Adjusted EBITDA, resulting in a 41.4% Adjusted EBITDA margin. In addition, Premier executed nine new third-party contracts during the quarter representing $6.5 million of expected fee revenue, a record quarter on the sales front for the company. Six of the new contracts were for multi-family projects, which brings the company’s total to 25 contracts for that property type, and three contracts were in hospitality which raises the total to 27 contracts for that property type. Across the multi-family, hospitality, and student housing segments, Premier has signed a total of 53 third-party contracts spanning 26 ownership groups, representing $18.8 million of expected fee revenue. Repeat business is a significant portion of Premier’s third-party revenues, and by delivering excellent service from design to completion, Premier continues to gain the trust of its customers.
RED Hospitality & Leisure is a leading provider of watersports activities and other travel services in the U.S. Virgin Islands, Puerto Rico, Key West, and Turks & Caicos. In the fourth quarter, RED generated $6.0 million of revenue and $0.5 million of Adjusted EBITDA, representing an 8.2% Adjusted EBITDA margin. RED enters the first quarter of 2023 with $2.1 million of advance bookings, a 23.5% increase over the prior year quarter. Strong demand for watersports and excursion services, coupled with the company’s recent entry into transportation, signals an exciting growth trajectory as the company seeks to gain revenue from the entire customer experience. Additionally, RED continues to explore M&A opportunities in new and existing markets to continue to grow market share and gain scale.
Ashford Securities, our dedicated fundraising platform, made tremendous progress in 2022. We have built out a talented team of 25 professionals who are great at what they do. Since inception, Ashford Securities has placed a total of approximately $460 million and continues to generate interest in new investment offerings.
Ashford Securities has recently launched two new investment offerings: an income focused non-traded preferred stock offering for Ashford Hospitality Trust and a growth-oriented private offering that targets core commercial real estate investments in the state of Texas. The growth-oriented offering is Ashford Securities’ first investment offering focused outside of the hospitality industry. We are very bullish on Texas’ commercial real estate market because of the continued migration of people, companies, and wealth into the Lone Star State. We are very excited about Ashford Securities' prospects as we head into 2023 and view this platform to be an integral part of our strategy to significantly grow our assets under management.
As we look ahead, we will continue to focus on growing our businesses through the recovery in the hospitality industry, and our two major initiatives: third-party sales and executing strategic acquisitions for our Products & Services platform. We continue to see significant runway in all of our businesses and see the opportunity to meaningfully scale across all our portfolio companies.
That concludes our prepared remarks, and we will now open up the call for Q&A.
Operator to end call after Q&A – do not go back to management.
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